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                                                                   EXHIBIT 23(b)


                                                                         SHEARER
                                                                          TAYLOR
                                                                           & CO.
                                                      A Professional Association




We issued our report dated June 17, 1994, accompanying the consolidated financial statements of First Jefferson Corporation and Subsidiary contained in the Proxy Statement/Prospectus on Form S-4 of SouthTrust Corporation. We consent to the use of the aforementioned report in the Proxy
Statement/Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Shearer, Taylor & Co. P.A.
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Jackson, Mississippi
August 8, 1994